Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 and the related prospectus to be filed on October 31, 2016 by Celsion Corporation of our report dated March 30, 2016 relating to the financial statements included in Celsion Corporation’s Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10K/A, for the year ended December 31, 2015. We also consent to reference to us under the heading “Experts” in such Registration Statement.

/s/Stegman & Company

Baltimore, Maryland

October 31, 2016

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 - 410-823-8000 - 1-800-686-3883 - Fax: 410-296-4815 - www.stegman.com

Member